UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

CAMBIUM NETWORKS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38952	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Cambium Networks, Inc. 3800 Golf Road, Suite 360
Rolling Meadows, Illinois		60008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 345 814-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	CMBM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On January 18, 2024, Cambium Networks Corporation (the "Company") issued a press release announcing certain preliminary financial results for the three-month period ended December 31, 2023. The press release contains forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

The press release dated January 18, 2024, is furnished herewith as Exhibit 99.1. The information in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 16, 2024, Andrew Bronstein, Chief Financial Officer of Cambium Networks Corporation (the “Company”) notified the Company that he will resign as the Company’s Chief Financial Officer, effective February 2, 2024, in order to pursue other opportunities. Mr. Bronstein’s departure from the Company is not a result of any disagreement with the Company’s independent auditors or any member of management on any matter of accounting principles or practices, financial statement disclosure, or internal controls.

(c) On January 18, 2024, the Board of Directors of the Company appointed John Becerril, age 57, as interim Acting Chief Financial Officer and principal financial officer for the period between Mr. Bronstein’s resignation effective February 2, 2024 and the commencement of employment of a new Chief Financial Officer. Mr. Becerril has served as the Company’s Global Controller and principal accounting officer since September, 2022. From February 2019 to September 2022, Mr. Becerril was senior director and corporate controller at Elkay Manufacturing, a privately held global plumbing products manufacturing company. Elkay Manufacturing recently merged with Zurn Water Solutions to create Zurn Elkay Water Solutions. From May 2018 to February 2019 Mr. Becerril was corporate controller at Duravant, LLC, a global packaging equipment manufacturing company, and from May 2004 to May 2018, he held various positions of increasing responsibility for accounting and finance with Cabot Microelectronics Corporation, a publicly traded company and leading supplier of CMP polishing slurries and CMP pad supplier to the semiconductor industry, including director of accounting from July 2013 to May 2018 and assistant corporate controller from March 2007 to July 2013. Mr. Becerril holds a B.S. degree in Accounting from Northeastern Illinois University, Chicago and an M.B.A. from Loyola University of Chicago, Quinlan School of Business.

No change to Mr. Becerril’s compensation or benefits has been made as a result of this interim appointment. There are no family relationships between Mr. Becerril and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 ("Regulation S-K") and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e) In connection with Mr. Bronstein’s separation, Mr. Bronstein and the Company entered into a separation agreement, which provides for a lump sum payment of $280,000 to Mr. Bronstein in exchange for his agreement to remain employed through February 2, 2024, and his execution and non-revocation of a release of claims in favor of the Company.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release dated January 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM NETWORKS CORPORATION

Date:	January 18, 2024	By:	/S/ Sally J. Rau
		Name: Title:	Sally J. Rau Secretary and General Counsel